EXHIBIT 99.1

Press Release dated June 20, 2017, announcing the Software Development Agreement between the company and Thinking Different Technologies.

Airborne Wireless Network Signs Software Development Agreement with Thinking Different Technologies

Multi-year license Agreement to accelerate development of Airborne Wireless Network’s patented Infinitus Super HighwayTM

SIMI VALLEY, Calif., June 20, 2017 /CNW/ -- Airborne Wireless Network (OTC QB: ABWN), is proud to announce it has entered into a software development agreement with Netherlands software developer and advanced communications pioneer Thinking Different Technologies (TDT). ABWN anticipates that this relationship should significantly accelerate the development of ABWN’s command, control, communication and coordination software modules of its Infinitus Super HighwayTM.

TDT, a Dutch engineering development company, will help advance ABWN’s comprehensive software development program, ranging from Radio Frequency meshed network control and associated ground connectivity to other contemplated transmission media, such as dedicated laser links in the future.

Michael Warren, CEO of ABWN said, “Our collaboration with TDT should provide the highest quality of engineering of our software development. With this agreement, we can utilize TDT’s expertise to deliver an entire model portfolio with speed and execution. Traditionally, radio and laser communications between airborne aircraft are challenging, to say the least. ABWN’S new hybrid approach and the expertise provided by TDT should help mitigate these challenges and have a significant impact on ABWN’s ability to launch its proposed global airborne wireless/laser meshed network.”

TDT has previously been engaged in cutting-edge research, development, prototyping and patenting of chaos non-linear telecommunication and radio technology, Instant X-Dimensional Biometrical Human Mapping based on chaos, anti-inertia phenomenon and economy of fuel in automotive and aviation industries, gravity phenomenon and change of the physical properties of matter, cold fusion and synthesis of new materials for new applications, new independent sources of energy generation, energy savings in metallurgy and chemical industries, Direct Optical Non-Linear Amplification, Artificial Intelligence in stock exchange trading applications, traditional stock exchange trading software with ultra-low latency, electronics, and wide supporting software engineering developments for all of the above. TDT’s mission is to bring new ideas and cutting-edge technologies to the world market to create revolutionary new products and services.

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About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital information superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

info@airbornewirelessnetwork.com

805-583-4302

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